Exhibit 99.2

Report of Independent Auditors

Member

Imperial Valley Solar 1 Holdings II, LLC

We have audited the accompanying financial statements of Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries at December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

June 13, 2014

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Balance Sheets

(In Thousands of U.S. Dollars)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,481	$927
Accounts receivable	2,871	—
Cash grant receivable	111,933	—
Prepaid expenses	802	1,810
Other current assets	1,638	50

Total current assets	119,725	2,787

Noncurrent assets:
Restricted cash	510	436,501
Property, plant and equipment, net of accumulated depreciation of $1,943 and $0, respectively	522,015	9,206
Construction in progress	126,073	140,633
Intangible assets, net of amortization of $82 and $0, respectively	34,547	34,464
Deferred financing costs, net of accumulated amortization of $1,826 and $382, respectively	1,375	1,471
Long-term prepaid	2,929	14,935
Other noncurrent assets	—	186

Total noncurrent assets	687,449	637,396

Total assets	$807,174	$640,183

Liabilities and member’s equity
Liabilities:
Current liabilities:
Accounts payable	$1,081	$16,213
Accounts payable – related parties	8,586	699
Accrued expenses	81,790	1,524
Current portion of long-term debt, net of unamortized discount of $5,861 and $0, respectively	98,699	—

Total current liabilities	190,156	18,436

Noncurrent liabilities:
Long-term debt, net of unamortized discount of $1,134 and $1,237, respectively	401,306	414,463
Asset retirement obligation	2,333	—

Total noncurrent liabilities	403,639	414,463

Member’s equity:
Contributed capital	222,789	209,734
Accumulated deficit	(17,209)	(2,450)
Noncontrolling interest	7,799	—

Total member’s equity	213,379	207,284

Total liabilities and member’s equity	$807,174	$640,183

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Operations

(In Thousands of U.S. Dollars)

	Year Ended December 31, 2013	Period from September 24, 2012 (Date of Inception) to December 31, 2012
Revenues	$1,777	$—
Cost of revenues, including depreciation of $1,919 and $0, respectively, amortization of $82 and $0, respectively, and accretion of $11 and $0, respectively	(2,548)	—

Gross loss	(771)	—

Operating expenses:
General and administrative expenses	(1,209)	(2,133)

Total operating expenses	(1,209)	(2,133)

Loss from continued operations	(1,980)	(2,133)

Interest income	175	54
Interest expense	(8,526)	(371)
Other non-operating loss	(3)	—

Net loss	$(10,334)	$(2,450)

Less: income attributable to noncontrolling interests	4,425	—

Net loss attributable to Imperial Valley Solar 1 Holdings II	(14,759)	(2,450)

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity

(In Thousands of U.S. Dollars)

	Contributed Capital	Accumulated Deficit	Noncontrolling Interest	Total Member’s Equity
September 24, 2012 (Date of Inception)	$—	$—	$—	$—
Capital contributions from member, net of cost of $0	—	(2,450)	—	(2,450)
Net loss	209,734	—	—	209,734

Balance at December 31, 2012	209,734	(2,450)	—	207,284
Net (loss) income	—	(14,759)	4,425	(10,334)
Sales of subsidiary shares to noncontrolling interest, net of cost of $5,626	—	—	3,374	3,374
Capital contributions from member, net of costs of $0	22,055	—	—	22,055
Return of capital to member	(9,000)	—	—	(9,000)

Balance at December 31, 2013	$222,789	$(17,209)	$7,799	$213,379

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands of U.S. Dollars)

	Year Ended December 31, 2013	Period from September 24 (Date of Inception) to December 31, 2012
Operating activities
Net loss	$(10,334)	$(2,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,919	—
Accretion on asset retirement obligation	11	—
Amortization of financing costs	4,975	—
Amortization of intangible assets	82	—
Changes in operating assets and liabilities:
Accounts receivable	(1,777)	—
Prepaid expenses	(206)	105
Other noncurrent assets	(431)	(66)
Accounts payable	(2)	303
Accounts payable and accrued expenses – related parties	2,296	(1,702)
Accrued expenses	(282)	—

Net cash used in operating activities	(3,749)	(3,810)

Investing activities
Decrease (increase) in restricted cash	435,991	(436,501)
Capital expenditures	(515,815)	(54,197)
Purchase of other intangibles	—	(12,000)

Net cash used in investing activities	(79,824)	(502,698)

Financing activities
Proceeds from project financing	91,300	415,700
Proceeds from equity contributions	4,712	108,956
Financed capital expenditures	(10,406)	—
Financing fees	(479)	(17,221)

Net cash provided by financing activities	85,127	507,435

Total change in cash and cash equivalents	1,554	927
Cash and cash equivalents, beginning of period	927	—

Cash and cash equivalents, end of period	$2,481	$927

Supplemental disclosures
Interest paid, net of amount capitalized	$6,046	$—
Noncash increases (decreases) to property, plant and equipment and construction in progress:
Amortization of prepaid expenses	$1,451	$1,334
Amortization of financing costs	$465	$733
Accounts payable and accrued expenses	$65,934	$14,096
Asset retirement obligation	$2,322	$—
Other non cash investing and financing activities:
Cash grant receivable	$(111,933)	$—
Capital contribution of capitalized assets from Power	$17,343	$100,779
Capital contribution from noncontrolling interest	$9,000	$—
Return of capital to member	$(9,000)	$—
Financing fees paid by related party	$(5,626)	$—

See accompanying notes.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

(In Thousands of U.S. Dollars)

December 31, 2013 and period from September 24, 2012

(Date of Inception) to December 31, 2012

1. Summary of Significant Accounting Policies

Nature of Business

Imperial Valley Solar 1 Holdings II, LLC (IVS 1 Holdings II) is a holding company that through its subsidiaries (collectively, the Company), was formed for the purpose of developing, constructing, owning and operating a utility-scale photovoltaic solar energy project with a capacity of 266 megawatts (MW) located in Calexico, California, United States, known as Mount Signal Solar (MSS).

IVS 1 Holdings II, is wholly owned by SRP Power, LLC (Member), which is ultimately owned by Silver Ridge Power, LLC (SRP). SRP is a joint venture of The AES Corporation (AES Corp), and Riverstone/Carlyle Renewable Energy Partners II, LP (Riverstone). AES Corp and Riverstone are the ultimate controlling parties of the Company as they exercise joint control over SRP.

IVS 1 Holdings II was formed on September 24, 2012 at which point SRP Power, LLC contributed its existing equity interests in Imperial Valley Solar 1 Holdings, LLC (a subsidiary in which it held a controlling financial interest) to IVS 1 Holdings II, in exchange for equity interests in IVS 1 Holdings II. As a result, IVS 1 Holdings II became the owner of Imperial Valley Solar 1, LLC, an entity formed on April 9, 2012 for the purpose of developing, constructing, owning and operating the Mount Signal Solar (MSS) project.

The commercial operation of MSS is recognized in three phases: initial phase of 139 MW (Phase I), the second phase of 72.91 MW (Phase II), and the last phase of 54 MW (Phase III). Phase I and II of MSS were placed into service on November 22, 2013 and December 20, 2013, respectively. Phase III was still in construction at December 31, 2013 and was placed in service on March 4, 2014.

Basis of Preparation

The consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) as issued by the Financial Accounting Standards Board (FASB) and include all the accounts of the Company.

The consolidated financial statements are presented in U.S. Dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

Principles of Consolidation

Subsidiaries are fully consolidated from the date of their acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Investments in which the Company does not have control but has the ability to exercise significant influence are accounted for using the equity method of accounting. All intercompany balances, transactions, unrealized gains and losses resulting from intercompany transactions are eliminated in the accompanying consolidated financial statements.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

The accompanying consolidated financial statements include the accounts and results of operations of IVS 1 Holdings II, its wholly owned subsidiaries and those entities in which the company has a controlling financial interest and which are required to be consolidated under applicable accounting standards. The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities such as variable interest entities (VIEs), through arrangements that do not involve controlling voting interests.

A VIE is an entity (i) that has a total equity investment at risk that is not sufficient to finance its activities without additional subordinated financial support or (ii) where the group of equity holders does not have (a) the ability to make significant decisions about the entity’s activities, (b) the obligation to absorb the entity’s expected losses or (c) the right to receive the entity’s expected residual returns; or (iii) where the voting rights of some equity holders are not proportional to their obligations to absorb expected losses, receive expected residual returns, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The determination of which party has the power to direct the activities that most significantly impact the economic performance of the VIE could require significant judgment and assumptions. That determination considers the purpose and design of the business, the risks that the business was designed to create and pass along to other entities, the activities of the business that can be directed and which party can direct them, and the expected relative impact of the activities on the economic performance of the business throughout its life.

The company has no VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates. The Company’s significant estimates include the carrying amount and the estimated useful lives of its long-lived assets; the fair value of financial instruments.

Concentration of Credit Risk

The Company is exposed to concentrations of credit risk primarily related to cash and cash equivalents and restricted cash. The Company mitigates its exposure to credit risk by maintaining deposits at highly rated financial institutions and by monitoring the credit quality of the related financial institution and counterparties of the Company’s contracts.

The Company’s operations are concentrated within the United States, and any changes to government policies for renewable energy, including revisions or changes to renewable energy tax legislation, could have a negative effect on the Company’s activities, financial condition, and results of operations.

Cash and Cash Equivalents

The Company considers unrestricted cash on hand and deposits in banks to be cash and cash equivalents; such balances approximate fair value at December 31, 2013 and 2012. The Company has $2,481 and $927 cash and cash equivalents as of December 31, 2013 and 2012, respectively.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Restricted Cash

Restricted cash includes cash and cash equivalents that are restricted as to withdrawal or usage. The nature of restriction includes restrictions imposed by the financing agreement, power purchase agreement and debt service reserve. The construction disbursement account receives the proceeds of all construction loans and makes disbursements for the payment of construction costs.

Accounts Receivable and Allowance for Doubtful Accounts

The Company reviews its accounts receivable for collectibility and records an allowance for doubtful accounts for estimated uncollectible accounts receivable. Accounts receivable are written off when they are no longer deemed collectible. Write-offs would be deducted from the allowance and subsequent recoveries would be added. The allowance is based on the Company’s assessment of known delinquent accounts, historical experience and other currently available evidence of the collectibility and the aging of accounts receivable. The underlying assumptions, estimates and assessments the Company uses to provide for losses are updated to reflect the Company’s view of current conditions. Changes in such estimates could significantly affect the allowance for losses. It is possible the Company will experience credit losses that are different from the Company’s current estimates. Based on the Company’s assessment performed at December 31, 2013, no allowance for doubtful accounts was necessary. The Company had no accounts receivable at December 31, 2012.

Income Taxes

The Company and its subsidiaries are limited liability companies treated as partnerships and single-member disregarded entities for U.S. income tax purposes. As such, U.S. federal and state income taxes are generally not recognized at the entity level but instead, income is taxed at the owner-member level. Accordingly, the Company and its subsidiaries do not have liabilities for U.S. federal or state taxes and, therefore, no current income taxes or deferred income taxes are reflected in these financial statements.

Noncontrolling Interest

Mount Signal Tax Equity Financing

On August 15, 2013, Imperial Valley Solar 1 Holdings, LLC (IVS1 Holdings), a subsidiary of the Company, entered into an arrangement that admitted a noncontrolling shareholder as a partner (tax equity investor) in the MSS Project, and received net proceeds of $9,000 on October 9, 2013 in return. IVS1 Holdings will receive an additional estimated $94,000 (Cash Grant Capital Contribution) upon satisfaction of a set of conditions precedent to this contribution. Under the terms of the arrangement, the tax equity investor will receive disproportionate returns on its investment of the profit or loss, and will share in the cash distributions from MSS. The preferential return period continues until the tax equity investor recovers its investment and achieves a cumulative after-tax return of 20%.

IVS1 Holdings currently estimates the preferential return period to end on December 31, 2023. The length of the preferential return period is dependent upon estimated future cash flows as well as projected tax benefits. At the end of the preferential return period, IVS1 Holdings will continue to share in the profit or loss and in the cash distributions at rates pursuant to the agreement with the tax equity investor. During and beyond the preferential return period, IVS1 Holdings retains a class of membership interests which provide it with day-to-day operational and management control of MSS. However, certain decisions require the approval of the tax equity investor.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Under the IVS1 Holdings tax equity structure, the Company is the managing member and responsible for the management of MSS. The tax equity member is viewed as a passive investor in MSS, although it is afforded certain rights related to major decisions. As the managing member, the Company is responsible for day-to-day operating decisions related to MSS and for preparing the annual operating and capital expenditure budgets. If a proposed operating budget exceeds the prior year’s budget by a certain percentage, the tax equity member has the right to veto the variation from budget. The tax equity member is also provided other customary protective rights.

Noncontrolling interests are classified as a separate component of equity in the consolidated balance sheets and consolidated statements of changes in equity. Additionally, net income and comprehensive income attributable to noncontrolling interests are reflected separately from consolidated net income and comprehensive income in the consolidated statements of operations and consolidated statements of changes in equity. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and noncontrolling interests. Losses continue to be attributed to the noncontrolling interests, even when the noncontrolling interests’ basis has been reduced to zero.

We determine the net income (loss) attributable to the controlling partner by deducting from net income (loss) the amount of net income (loss) attributable to the noncontrolling interest. The net income (loss) attributable to the noncontrolling interest represents the tax equity investors’ allocable share in the results of the MSS project. We have determined that the provisions in the Tax Equity Finance Arrangement represent a substantive profit sharing arrangement. We have further determined that the appropriate methodology for calculating the noncontrolling interest balance that reflects the substantive profit sharing arrangement is a balance sheet approach using the Hypothetical Liquidation at Book Value method, or HLBV method. We therefore use the HLBV method to determine the share of the results of the MSS Project attributable to the tax equity investor, which we record in our consolidated balance sheets as noncontrolling interest. The HLBV method determines the tax equity investor’s allocable share of the results of the MSS Project by calculating the net change in the tax equity investor’s share in the consolidated net assets of the MSS Project at the beginning and end of the period after adjusting for any transactions between the MSS Project and the MSS Project investors, such as capital contributions or cash distributions.

Property, Plant and Equipment

Property, plant and equipment (PPE) is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such costs include the costs of replacing component parts of the PPE and borrowing costs for long-term construction projects if the recognition criteria are met.

Land option payments are reclassified to PPE once the option is exercised. All other pre-development project costs are expensed during the pre-development sub-phase. Once the pre-development sub-phase is completed, a solar project advances to the development sub-phase, financing, engineering and construction phases. Costs incurred in these phases are capitalized as incurred and presented as Construction in progress (CIP). Payments for engineering costs, insurance costs, salaries, interest and other costs directly relating to CIP are capitalized during the construction period provided the completion of the project is deemed probable, or expensed at the time the Company determines that development of a particular project is no longer probable.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

The continued capitalization of such costs was subject to ongoing risks related to successful completion, including those related to government approvals, siting, financing, constructing, permitting and contract compliance. Revenues earned before a project is placed in service are recorded as a reduction to the related project’s cost. Once a project is placed in service, all accumulated costs are reclassified from CIP to PPE, and become subject to depreciation or amortization. For the year ended December 31, 2013, the Company recorded $3,147 of revenues before project phases were placed in service. For the period from September 24, 2012 (Date of Inception) to December 31, 2012, the Company did not earn any revenue.

Many of the Company’s construction and equipment procurement agreements contain damage clauses relating to construction delays and contractually specified performance targets. These clauses are negotiated to cover lost margin or revenues from the Solar Projects in the event of nonperformance. Liquidated damages are those payments received from contractors that are related to a failure to meet contractually specified performance targets or completion dates prior to commercial operations and are recorded as a reduction to the cost of Solar Projects.

Assets related to the generation of energy are generally placed in service when the power plant is electrically and mechanically complete and is able to operate safely. The Company generally considers this milestone achieved when (i) the following items are completed: (a) inverters are calibrated and operating in accordance with manufacturing specifications, (b) isolation testing has been successfully completed, (c) generation equipment has been tested in accordance with manufacturer specifications, (d) preliminary load testing has been successfully completed and (e) electrical protection checking has been successfully completed and (ii) the plant is connected to the electrical grid. For large plants which may be commissioned in sections, a power plant may be placed in service in stages. Any shared assets will be placed in service when the first portion is placed in service.

Land owned by the Company is not depreciated. Land has an unlimited useful life. The Company’s depreciation of PPE is computed using the straight-line method over the estimated useful lives of the assets, which are accounted for on a component basis. At December 31, 2013, the useful lives of the Company’s components are as follows:

Panels	25 years
Structures	25 years
Inverters	25 years
Transformer	20-25 years
Other items	5 years
Leasehold improvements	Over the lesser of the useful life or the term of the land lease

Upon Phase I and II of MSS being placed in service during 2013, the depreciation of PPE commenced for each phase.

An item of PPE and any other significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the Consolidated Statements of Operations when the asset is derecognized. For the periods presented, the Company did not recognize any gain or loss on the derecognition of assets.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

All repair and maintenance costs that do not meet capitalization criteria are recognized in the Consolidated Statements of Operations as incurred.

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

Capitalized Interest

The Company capitalizes interest on borrowed funds used to finance capital projects. Capitalization is discontinued once a phase of the project is placed in service. The capitalized interest during construction is classified in CIP in the accompanying Consolidated Balance Sheets (see Note 3 – Construction in Progress). Once placed in service, the capitalized interest is classified in PPE in the accompanying Consolidated Balance Sheets (see Note 2 – Property, Plant and Equipment).

Asset Retirement Obligation

In accordance with the accounting standards for asset retirement obligations (AROs), the Company records the fair value of the liability for a legal obligation to retire an asset in the period in which the obligation is incurred if a reasonable estimate of fair value can be made.

When a new liability is recognized, the Company capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Accretion expense is calculated by applying the effective interest rate to the carrying amount of the liability at the beginning of each period and is included in cost of revenues in the accompanying Consolidated Statements of Operations. The effective interest rate is the credit-adjusted risk-free rate applied when the liability (or portion of the liability) was initially measured and recognized. Changes resulting from revisions to the timing or amount of the original estimates of cash flows are recognized as an increase or a decrease in the asset retirement cost and AROs.

The Company recognized an ARO as of December 31, 2013 related to the MSS project (see Note 12 – Asset Retirement Obligation).

Recoverability of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of the Company’s long-lived assets is considered impaired when their anticipated undiscounted cash flows are less than their carrying value. Impairment is measured as the difference between the discounted expected future cash flows and the assets’ carrying amount.

The Company’s long-lived assets are primarily comprised of property, plant and equipment and intangibles.

The Company has not recognized any impairment losses on its long-lived assets for the years ended December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Financing Costs

Financing costs are deferred and amortized over the related financing period using the effective interest method. The initial fees paid directly to the lenders under the nonrecourse agreement have been classified as debt discount and included in long-term debt on the Consolidated Balance Sheet. The amortization of deferred financing costs and debt discount is included as interest expense in the accompanying Consolidated Statements of Operations unless capitalized as part of PPE (see Note 11 – Long-Term Debt).

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of accounts due to vendors related to the Company’s operations and construction. The nature of these payables relates to costs for legal, maintenance, spare parts, administrative, and accrued construction and operation costs.

Leases

Leases that meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of the leased properties at the beginning of the respective lease terms. Leases that do not meet such criteria are classified as operating leases. When the Company is the lessee, related rentals are charged to expense on a straight-line basis. As a lessee, the Company did not have any capital or operating leases as of December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012.

The Company is a lessor under the terms of a long-term PPA for the sale of electricity and green credits. The term of the PPA is for 25 years. Under this agreement, the Company will recognize revenue as energy is delivered (see Note 1 – Summary of Significant Accounting Policies – Revenue Recognition).

Fair Value

Fair value, as defined in the fair value measurement accounting guidance, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or exit price. The Company follows the fair value measurement accounting guidance for financial assets and liabilities and for nonfinancial assets and liabilities measured on a nonrecurring basis. The fair value measurement accounting guidance requires that the Company make assumptions market participants would use in pricing an asset or liability based on the best information available. Reporting entities are required to consider factors that were not previously measured when determining the fair value of financial instruments. These factors include nonperformance risk and credit risk. The fair value measurement guidance prohibits inclusion of transaction costs and any adjustments for blockage factors in determining the instruments’ fair value. The principal or most advantageous market should be considered from the perspective of the reporting entity.

Fair value, where available, is based on observable quoted market prices. Where observable prices or inputs are not available, several valuation models and techniques are applied. These models and techniques attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The process involves varying levels of management judgment, the degree of which is dependent on the price transparency of the instruments or market and the instruments’ complexity.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

To increase consistency and enhance disclosure of the fair value, the fair value measurement accounting guidance creates a fair value hierarchy to prioritize the inputs used to measure fair value into three categories. An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement, where Level 1 is the highest and Level 3 is the lowest. The three levels are defined as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Revenue Recognition

The Company is party to a PPA for the sale of electricity and green credits. The PPA has been evaluated and classified as an operating lease with a non-lease element. Thus, the Company recognizes revenue based upon rates specified in the PPA when the electricity is delivered. The Company commenced the recognition of revenue upon Phase I being placed into service on November 22, 2013.

Green credits are renewable energy certificates that are created based on the amount of renewable energy generated and are used to meet renewable energy portfolio standards of a jurisdiction. Pursuant to the accounting standards for revenue recognition, transfer is not considered to have occurred until the customer takes title to the product. The recognition of the sale of green credits is classified as Revenues in the accompanying Consolidated Statements of Operations. All the revenue recognized for the year ended December 31, 2013 was for electricity sales and green credits.

General and Administrative Expenses

General and administrative expenses include corporate and other expenses related to corporate staff functions and initiatives which include executive management, finance and accounting, legal, human resources and information systems.

Cash Grant

The Company recognizes government grants when there is reasonable assurance that both; the entity complied with all the conditions set forth by the respective government, and that the grant will be received. Government grants whose primary condition relates to the purchase, construction or acquisition of long-lived assets are recognized by reducing the asset by the grant amount. (See Note 6 – Cash Grant Receivable.)

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

2. Property, Plant and Equipment

Upon Phase I and II of MSS being placed in service during 2013, the total balance of CIP balance related to these phases as well as shared asset were reclassified to PPE and depreciation commenced.

	December 31,
	2013	2012
Land	$9,206	$9,206
Solar power generation equipment	512,318	—
Asset retirement costs	2,322	—
Office, furniture and equipment	112	—
Less: Accumulated depreciation	(1,943)	—

Total property, plant and equipment, net	$522,015	$9,206

Depreciation expense for the year ended December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012 was $1,919 and $0, respectively.

PPE reduced by $111,933 during the year ended December 31, 2013 for the amount of the Cash Grant Receivable (refer to Note 6 – Cash Grant Receivable).

All of the PPE was pledged as a security for the Company’s debt as of December 31, 2013 and 2012.

3. Construction in Progress

As of December 31, 2013, the Company had CIP of $126,073 related to the only remaining last phase of the MSS project (54 MW), while Phase I and Phase II of the Company’s solar project MSS were placed into service as of December 31, 2013. As of December 31, 2012, the Company had CIP of $140,633 related to all phases of MSS project. Capitalized costs in CIP included panels, compensation, insurance costs, capitalized interest and overhead costs related to persons directly involved in the development and/or construction of the MSS project.

Interest and certain fees deferred and amortized in connection with the Company’s debt have been capitalized during the period of construction. The Company capitalized interest in the amount of $25,336 and $1,653 during the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012, respectively.

4. Intangible Assets

The Company has intangible assets of $34,547 and $34,484 as of December 31, 2013 and 2012, respectively. Intangible assets include land control rights, rights to an interconnection agreement, land permits and a power purchase agreement. Amortization expense related to intangible assets subject to amortization was $82 for the year ended December 31, 2013. There was no amortization expense for the year ended December 31, 2012. The following summarizes the estimated amortization expense for the years ended December 31, 2013 through December 31, 2018 and thereafter:

	2014	2015	2016	2017	2018	Thereafter	Total
Amortizable intangibles	$1,193	$1,247	$1,247	$1,247	$1,247	$28,366	$34,547

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

The average useful life of intangible assets subject to amortization is 28 years.

5. Cash and Cash Equivalents and Restricted Cash

As of December 31, 2013 and 2012, the Company had cash and cash equivalents of $2,481 and $927, respectively. As of December 31, 2013 and 2012, the Company had restricted cash of $510 and $436,501, respectively. As of December 31, 2013 and 2012, restricted cash was held in a construction disbursement bank account administered by a financial institution on behalf of the Company for the payment of construction costs.

6. Cash Grant Receivable

On December 18, 2013, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 (Cash Grant) for the Phase I of the MSS project. The Company has concluded that conditions were met on December 18, 2013 for the recognition of the Cash Grant and the Company recognized a Cash Grant receivable of $111,933 with a corresponding reduction of property, plant and equipment. In March 2014, the Company received proceeds related to the Phase I Cash Grant receivable of $105,418. The Company expects to collect the remaining Phase I Cash Grant upon addressing US Treasury’s review questions.

7. Prepayments

Prepayments as of December 31, 2013 and 2012 were $3,731 and $16,745, respectively. As of December 31, 2013 and 2012, $2,929 and $14,935 of the prepayments related to financing costs related to MSS financial close and insurance, which had been recognized as a long-term prepaid because the related debt for these facilities has not yet been drawn. The remaining prepayments related to prepaid plant insurance and other expenses.

8. Accounts Payable

Accounts payable as of December 31, 2013 and 2012 were $1,081 and $16,213, respectively, and related to amounts owed to third parties for construction, operation and maintenance, legal and environmental costs.

9. Accrued Expenses

Accrued expenses as of December 31, 2013 and, 2012 were $81,790 and $1,524, respectively and are predominantly comprised of construction and operation costs not yet invoiced, consulting, audit fees and accrued interest.

10. Member’s Equity

The Company operates under the Operating Limited Liability Agreement (LLC Agreement) dated September 21, 2012. The authorized unit capital of the Company is 10 units.

At the closing of the financing for its MSS project in November 2012, the Company received an equity contribution of $108,955 in cash and an additional non-cash contribution for incurred project costs of $100,779.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Non-cash contribution to the Company included project rights and capitalized development and costs related to preparing the asset for its intended use. Project rights include land control rights, rights to an interconnection agreement, a power purchase agreement and land permits.

During 2013, the Company received additional capital contributions of $22,055, of which $4,712 was in cash and $17,343 was in a non-cash contribution for incurred project costs for MSS. In addition, the Company received a capital contribution $9,000 from its noncontrolling interest shareholder. For the year ended December 31, 2013, the Company has returned capital to Member of $9,000.

11. Long-Term Debt

In November 2012, the Company obtained financing for its MSS project. The financing arrangement included $415,700 in secured senior notes (Notes), a $220,000 cash grant bridge loan (CGBL) and a letter of credit facility (LC facility) of $79,640. The Company had fully drawn on the Notes as of December 31, 2012. The Notes are secured by a first priority security interest in the membership interests of the MSS project and all of its assets. The Notes bear interest at 6.00% and are due June 2038. Repayment of the Notes is scheduled to begin in the second half of 2014. The Notes are redeemable at the Company’s option, at par value plus accrued interest. Under the financing agreement for the notes, the Company is limited to the distribution of dividends until the project is in operation and all distribution requirements under the financing agreements are met.

The CGBL lenders have first priority on the proceeds from the cash grant. The CGBL will be repaid with the Cash Grant. The Company has applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 since commercial operation began on the first phase of the MSS project. During 2013, the Company started draws on the CGBL, as the proceeds from the Notes were fully utilized. As of December 31, 2013, the Company had an outstanding balance of $91,300 for CGBL. The CGBL has a fixed interest rate for each specific draw and bears interest at 3.35% to 3.37%.

As of December 31, 2013, the future maturities of the Notes and CGBL are as follows:

2014	$104,560
2015	13,147
2016	18,022
2017	14,022
2018	14,324
Thereafter	342,925

Total	$507,000

The LC facility allows the MSS project to issue letters of credit to certain of its counterparties. The LC facility is secured by a security interest in the MSS project and by a second priority interest in proceeds from the Grant. Upon obtaining the financing in 2012, MSS issued $41,347 of letters of credit from the LC facility, of which $34,847 is outstanding as of December 31, 2013. A Letter of Credit issued in 2012 in relation to the procurement of modules for $6,500 was released and cancelled during 2013. The company pays a commitment fee of 0.75% on the unused portion of the LC facility.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

12. Asset Retirement Obligation

As of December 31, 2013, the Company has recorded an ARO in the amount of $2,333 related to Phase I and II of the MSS project. The estimated liability is based on the future estimated costs associated with the dismantlement, demolition and removal of the solar power plant. The liability is calculated based on the following assumptions:

Estimated useful life	25 years
Inflation factor	2.19
Credit-adjusted risk-free discount rate	6%

The estimate of the ARO is based on projected future retirement costs and requires management to exercise significant judgment. Such costs could differ significantly when they are incurred.

For the year ended December 31, 2013, the Company recognized accretion expense of $11.

13. Fair Value

The fair value of current financial assets and liabilities and other deposits, approximates their reported carrying amounts due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan.

	December 31,
	2013		2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$2,481	$2,481	$927	$927
Restricted cash	510	510	436,501	436,501
Accounts receivable	2,871	2,871	—	—

Total assets	$5,862	$5,862	$437,428	$437,428

Liabilities
Accounts payable	$1,081	$1,081	$16,213	$16,213
Accounts payable – related parties	8,586	8,586	699	699
Accrued expenses	81,790	81,790	1,524	1,525
Long-term debt	500,005	488,864	414,463	415,700

Total liabilities	$585,185	$574,044	$432,899	$434,137

Valuation Techniques

The fair value measurement accounting guidance describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach would use prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach would use valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset. All financial assets and liabilities (other than debt) are classified as Level 1 in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Debt

The fair value of debt is estimated differently based upon the type of loan. For variable rate loans and fixed rate loans with maturity of less than one year, carrying value approximates fair value. The fair value of fixed rate loans is estimated using a discounted cash flow analysis. In the discounted cash flow analysis, the discount rate is based on the credit rating of the individual debt instruments, if available, or the credit rating of the subsidiary. If the subsidiary’s credit rating is not available, a synthetic credit rating is determined using certain key metrics, including cash flow ratios and interest coverage, as well as other industry-specific factors. For the year ended December 31, 2013 and 2012, the Company classified the debt as Level 3 and Level 2, respectively, in the fair value hierarchy for the purpose of determining and disclosing the fair value of financial instruments. The fair value of recourse and non-recourse debt excludes accrued interest at the valuation date.

The Company does not have any assets and liabilities that are measured at fair value on a recurring basis.

14. Related-Party Transactions

For the purpose of the financial statements, parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company entered into management and operations agreements with U.S. Solar Services (USSS), a wholly owned company of SRP, to provide construction management and general and administrative services. In addition, the Company entered into a management service agreement with a related party, AES Solar Management, Inc., to provide management, business development, and general and administrative services. The Company is required to make payments within 30 days after invoices are received. During the year ended December 31, 2013 and the period from September 24, 2012 (Date of Inception) to December 31, 2012, the Company recorded $5,887 and $1,915 of management expenses with AES Solar Management, Inc. and USSS.

In addition, the Company has an increase in the related party payables of $6,093 which related to payments on its behalf by AES Solar Power, LLC for payments related to the inception of the noncontrolling interest for consultants and legal fees and payments for environmental insurance required to be held by the IVS1 Holdings.

15. Commitments and Contingencies

Capital Commitments

Upon the MSS project achieving financial close in 2012, certain conditions precedent were met resulting in the MSS project’s engineering procurement and construction contract (EPC) and panel supply agreement becoming effective. The total estimated contract value of the EPC contract as of December 31, 2012 was $360,360. In 2013, due to an EPC Settlement and change orders, the EPC contract increased an additional $4,677. As of December 31, 2013, $55,387 remains unpaid under the EPC agreement.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

Operating Leases

The Company is obligated under certain long-term noncancelable operating leases related to land for its solar projects. Certain of these lease agreements contain renewal options and inflation-adjusted rent escalation clauses. The Company capitalized $391 and $79 for the years ended December 31, 2013 and 2012, respectively, related to land leases. Rent expense for the years ended December 31, 2013 and 2012 under the land agreements was $28 and $0, respectively.

Below is a summary of the Company’s future minimum lease commitments as of December 31, 2013:

	2014	2015	2016	2017	2018	Thereafter	Total
Land leases	$427	$436	$444	$453	$462	$12,189	$14,411

Letter of Credit

In the normal course of business, the Company may enter into various agreements providing performance assurance to third parties. Such agreements include letters of credit and are entered into primarily to support or enhance the creditworthiness of the Company by facilitating the availability of sufficient credit to accomplish the intended business purposes of the Company.

As discussed in Note 11 – Long-Term Debt, the LC facility allows the MSS project to issue letters of credit to certain counterparties. On behalf of the Company, a third party has posted several LCs totaling $34,847 to multiple beneficiaries. The letters of credit are required under the MSS project financing agreement to be posted during construction. The Company issued letters of credit for PPA, and interconnection studies and upgrades. The letters of credit are issued with a one-year maximum duration and extended for additional periods at the Company’s discretion. The others have expiration beyond December 31, 2013 and some will automatically renew unless the Company makes a notification.

Legal Proceedings

The Company does not have any legal proceedings that are currently pending. From time to time, the Company or its subsidiaries may be party to various lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of business. These actions may seek, among other things, compensation, civil penalties, or injunctive or declaratory relief.

Environmental Contingencies

The Company reviews its obligations as they relate to compliance with environmental laws, including site restoration and remediation. For the years ended December 31, 2013 and period from September 24, 2012 (Date of Inception) to December 31, 2012, there were no known environmental contingencies that required the Company to recognize a liability.

16. Subsequent Events

Subsequent events have been evaluated through June 13, 2014, the date these financial statements were available to be issued.

Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries

Notes to the Consolidated Financial Statements  (continued)

(In Thousands of U.S. Dollars)

On February 18, 2014 the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase II of the MSS project (Phase II Cash Grant). The Company has concluded that conditions were met on February 18, 2014 for the recognition of the Phase II Cash Grant and the Company recognized a Phase III Cash Grant receivable of $59,089 with a corresponding reduction of property, plant and equipment. On April 21, 2014, the Company received proceeds related to the Phase II Cash Grant receivable of $55,380. The Company expects to collect the remaining Phase II Cash Grant receivable upon addressing US Treasury’s review questions.

On March 31, 2014, the Company applied for the cash grant under Section 1603, Payments for Specified Energy Property in Lieu of Tax Credits of the American Reinvestment and Recovery Act of 2009 for the Phase III of the MSS project (Phase III Cash Grant). The Company has concluded that conditions were met on March 31, 2014 for the recognition of the Phase III Cash Grant and the Company recognized a Phase III Cash Grant receivable of $39,517 with a corresponding reduction of property, plant and equipment. On April 25, 2014, the Company received proceeds related to the Phase III Cash Grant receivable of $36,796. The Company expects to collect the remaining Phase III Cash Grant receivable upon addressing US Treasury’s review questions.

In 2014, the Company drew an additional $72,960 under the CGBL facility. On April 29, 2014, the CGBL facility was fully repaid with the Cash Grant proceeds. Additionally in 2014, the Company issued additional letter of credit of $12,747 under the LC Facility.